Exhibit 10.5

C  E   R   T   I   F   I   C   A   T   E

EMERSON ELECTRIC CO.

    [YEAR] PERFORMANCE SHARES PROGRAM

        THIS CERTIFIES that [NAME] is entitled to be a participant in Emerson Electric Co.‘s [YEAR] Performance Shares Program under the 1997 Incentive Shares Plan approved and adopted by the Board of Directors on October 1, 1996, and has been awarded [NUMBER OF] Units, all in accordance with the terms and provisions of said Plan.

        Dated this __ day of _______________.

For the Compensation and Human Resources Committee

      INTRA-COMPANY CORRESPONDENCE

TO:
FROM:
DATE:
FILE:	20-- PERFORMANCE SHARES PROGRAM AWARD
SUBJECT:	Acceptance of Award and Change of Control Election

This is to advise that in consideration of the Compensation and Human Resources Committee’s award of Performance Units in the 20 — Performance Shares Program under the 1997 Incentive Shares Plan, (1) I accept such participation upon the terms contained in the Award Certificate and the attached Plan document, and (2) I agree that during my employment by Emerson or any of its divisions, subsidiaries or affiliates (collectively, “Emerson”), and for a period of two (2) years after termination of such employment for any reason, I will not directly or indirectly engage in competition with, or enter the employ of or assist any person, firm, corporation or other entity engaged in a business competitive with, any business of Emerson in which I was employed, or solicit or hire any Emerson employees, even though no payment has been made to me under the terms of the Plan. I also agree Missouri law governs this agreement and consent to resolve any disputes in the courts in the state of Missouri.

I, ________________________

[ ]	do not elect a deferred payment option as provided under the Plan.

[ ]	hereby, irrevocably elect the deferred payment option as permitted in the Plan. Payments are to be paid annually on March 15th beginning ___________ (year) (not earlier than 20 — ) and to be paid over _______ years.

In the event of a Change of Control as defined in the 1997 Incentive Shares Plan, I hereby elect to receive any benefit due under Section 12 of the Plan (choose one):

[ ]	upon the Change of Control in a lump sum distribution;
or
[ ]	upon termination of employment occurring after a Change of Control, in the form of:

[a] _______ a lump sum distribution; or

[b] _______ in installments as indicated above.

I acknowledge I have read and understand the above, the Plan and Program Highlights and agree to the terms of the award as set forth therein.

Date	Please print or type full name

Signature